Exhibit 99.1

Ocwen Financial Corporation®

OCWEN FINANCIAL DELIVERS STRONG ORIGINATIONS RESULTS IN JULY AND AUGUST

$2.5 billion in originations volume in August, nearly double June volume

Continued momentum in operating and financial performance

West Palm Beach, FL – (September 15, 2020) – Ocwen Financial Corporation (NYSE: OCN) (“Ocwen” or the “Company”), a leading non-bank mortgage servicer and originator, today announced that the Company originated approximately $2.5 billion of volume across all of its originations channels for the month of August, which was nearly double the volume for the month of June. Total funded volume for the first two months of the third quarter was approximately $4.4 billion.

“Our team continues to generate strong progress on our growth and profitability initiatives. We increased quarter-to-date originations volume in August by 62% over the same period last quarter and by 16X over the same period last year. This is a testament to the dedication of our team, the benefits of our multi-channel approach and the breadth of our product offering,” said Glen A. Messina, President and CEO of Ocwen. “As demand for mortgages remains high, we believe our multi-channel, profitable originations platform combined with our specialty servicing and subservicing expertise position us well to originate or acquire assets at very strong returns. I am extremely proud of how well our Originations business is performing, and I am excited for the opportunities ahead.”

The Company’s originations platform comprised of both forward and reverse mortgages achieved an annualized run-rate volume of $30 billion in August. While mortgage rates remain at historically low levels, Ocwen’s steadily and rapidly growing Originations business is primarily being driven by the actions the Company is taking to grow its flow MSR and correspondent seller base, expand portfolio recapture capacity and capabilities, and execute on its enterprise sales strategy.

The Company grew its correspondent seller base by 23% from June 30th to 117 sellers in August and continues to sign new flow MSR clients through the Fannie Mae Servicing Marketplace and Freddie Mac Cash Release and Co-Issue Xchange programs. In August, the Company increased its portfolio replenishment rate to 89%, up from 76% in the second quarter. Ocwen’s Enterprise Sales team continues to gain momentum and the opportunity pipeline for its top 9 prospects includes more than $100 billion in subservicing, monthly flow MSR and recapture services opportunities.

To support the Company’s growth strategy, Ocwen has increased its originations headcount by approximately 40% since January 1, 2020 and plans to increase headcount by an additional 35% through the balance of 2020. These actions will approximately double its total originations staffing by year-end 2020 versus year-end 2019. Notwithstanding the staffing increases to support originations growth, the Company expects total staffing to decline by 4% by year-end 2020 versus year-end 2019 resulting from its continuous cost improvement initiatives.

1

“In addition to the great progress we are making in growing originations, we are executing well on our key business priorities, and our results through the third quarter to date demonstrate continued positive momentum in our operating and financial performance,” said Messina. “Our profitability trajectory continues to improve, and we continue to drive productivity and operational effectiveness to maintain a low-cost, well-controlled infrastructure to maximize profitability. We also have sufficient liquidity and access to capital to support our growth and fulfill our role as a large-scale mortgage servicer. Our Servicing team is doing a tremendous job supporting our customers, especially those who have been impacted by the pandemic, and our employees globally are performing at high level while working remotely. I am very pleased with how well our teams are responding to the current environment and delivering on our mission of creating positive outcomes for homeowners, communities and investors.”

Additional business highlights include:

●	Both GAAP income and adjusted pre-tax income were positive in July and August and continue to trend favorably compared to second quarter 2020.

●	Previously identified balance sheet optimization actions and total company liquidity position remain on track.

●	Received $51.4 million of the estimated $65 million federal net tax refunds in August, resulting from modifications to the tax rules as part of the CARES Act. The Company expects to receive the remaining balance in 2020, once its 2019 tax returns are filed and pending IRS processing.

●	Favorable trends in servicing advance levels compared to base case levels with August balance of $855 million, an improvement from the $901 million reported at the end of the second quarter 2020.

●	Favorable trends in percentage of loans on forbearance in owned MSR portfolio with August percentage of loans on forbearance of 7.9%, down 100 basis points from June 2020.

●	Completed 24 virtual borrower outreach events nationally in partnership with the NAACP to help customers who have been negatively impacted by COVID-19.

●	Refinanced $470 million of 2019 Ocwen Master Advance Receivables Trust (“OMART”) term notes with new $475 million, two-year term notes at improved terms and rates.

●	CreditWatch with negative implications removed by S&P, citing better-than-expected financial performance through the second quarter 2020.

●	Notified by the New York Stock Exchange (“NYSE”) on September 1, 2020 that the Company has regained compliance with the NYSE’s continued listing standard rules.

The Company expects to provide its next business update and release preliminary third quarter 2020 results in October.

2

About Ocwen Financial Corporation

Ocwen Financial Corporation (NYSE: OCN) is a leading non-bank mortgage servicer and originator providing solutions through its primary brands, PHH Mortgage and Liberty Reverse Mortgage. PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to education and providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices in the United States and the U.S. Virgin Islands and operations in India and the Philippines, and have been serving our customers since 1988. For additional information, please visit our website (www.ocwen.com).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. We are in the midst of a period of capital markets volatility and experiencing significant changes within the mortgage lending and servicing ecosystem which have magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

3

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, uncertainty relating to the future impacts of the COVID-19 pandemic, including with respect to the response of the U.S. government, state governments, the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac, and together with Fannie Mae, the GSEs), the Government National Mortgage Association (Ginnie Mae) and regulators, as well as the potential for ongoing disruption in the financial markets and in commercial activity generally, increased unemployment, and other financial difficulties facing our borrowers; impacts on our operations resulting from employee illness, social distancing measures and our shift to greater utilization of remote work arrangements; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover servicing advances, forward and reverse whole loans, and HECM and forward loan buyouts and put backs, as well as repay, renew and extend borrowings, borrow additional amounts as and when required, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them; increased servicing costs based on increased borrower delinquency levels or other factors; our ability to collect anticipated tax refunds, including on the timeframe expected; the future of our long-term relationship and remaining servicing agreements with New Residential Investment Corp. (NRZ); our ability to execute an orderly and timely transfer of responsibilities in connection with the previously disclosed termination by NRZ of the PHH Mortgage Corporation (PMC) subservicing agreement, including our ability to respond to any concerns raised by regulators, lenders and other contractual counterparties in connection with such transfer; our ability to timely adjust our cost structure and operations as the loan transfer process is being completed in response to the previously disclosed termination by NRZ of the PMC subservicing agreement; our ability to continue to improve our financial performance through cost re-engineering efforts and other actions; our ability to continue to grow our origination business and increase our origination volumes in a competitive market and uncertain interest rate environment; uncertainty related to claims, litigation, cease and desist orders and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification, origination and other practices, including uncertainty related to past, present or future investigations, litigation, cease and desist orders and settlements with state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD) and actions brought under the False Claims Act regarding incentive and other payments made by governmental entities; adverse effects on our business as a result of regulatory investigations, litigation, cease and desist orders or settlements and related responses by key counterparties, including lenders, the GSEs and Ginnie Mae; our ability to comply with the terms of our settlements with regulatory agencies, as well as general regulatory requirements, and the costs of doing so; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to interpret correctly and comply with liquidity, net worth and other financial and other requirements of regulators, the GSEs and Ginnie Mae, as well as those set forth in our debt and other agreements; our ability to comply with our servicing agreements, including our ability to comply with our agreements with, and the requirements of, the GSEs and Ginnie Mae and maintain our seller/servicer and other statuses with them; our ability to fund future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including the impact of prior or future downgrades of our servicer and credit ratings; as well as other risks and uncertainties detailed in Ocwen’s reports and filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2019 and its current and quarterly reports since such date. Anyone wishing to understand Ocwen’s business should review its SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

4

Note Regarding Non-GAAP Financial Measures

This press release contains references to non-GAAP financial measures such as adjusted pre-tax income (loss), which adjusts GAAP pre-tax income (loss) for certain income statement items we categorize as “Income Statement Notables” and “Expense Notables.” For additional information relating to the Company’s calculation of adjusted pre-tax income and other information about the Company’s use of non-GAAP financial measures, please refer to the Company’s press release issued on July 16, 2020, available on the Company’s website at www.ocwen.com (through a link on the Shareholder Relations page).

Note Regarding Financial Performance Estimates

This press release contains statements relating to our preliminary third quarter financial performance to date. These statements are based on currently available information and reflect our current estimates and assessments, including about matters that are beyond our control. We are operating in a fluid and evolving environment and actual outcomes may differ materially from our current estimates and assessments. The Company has not finished its September or third quarter financial closing procedures. There can be no assurance that actual results will not differ from our current estimates and assessments, including as a result of third quarter financial closing procedures, and any such differences could be material.

FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
June Campbell	Dico Akseraylian
T: (856) 917-3190	T: (856) 917-0066
E: shareholderrelations@ocwen.com	E: mediarelations@ocwen.com

5